UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 4

on

Form 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RF Monolithics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	75-1638027
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4441 Sigma Road, Dallas, Texas	75244
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Share Purchase Rights	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this Form relates to the registration of class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this Form relates: (if applicable)    Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:    None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Preferred Share Purchase Rights previously registered of RF Monolithics, Inc., a Delaware corporation (the “Registrant”), is contained in Item 5 of the Registrant’s Form 8-K Current Report filed with the Securities and Exchange Commission on December 28, 1994 in connection with the Registrant’s registration statement on Form 8-A filed on December 30, 1994 (“Original Form 8-A”). Such description is incorporated herein by reference and is amended as described below.

The Original Form 8-A was previously amended by Amendment No. 1 filed by the Registrant on January 12, 2001 (“Amendment No. 1”), by Amendment No. 2 filed by the Registrant on December 17, 2004 (“Amendment No. 2”) and by Amendment No. 3 filed by the Registrant on November 12, 2009 (“Amendment No. 3”). This Amendment No. 4 is being filed to amend the Registrant’s Original Form 8-A, as previously amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, to include the Fifth Amendment to Rights Agreement, effective as of April 12, 2012 (“Fifth Amendment”), which amended the existing Rights Agreement (“Rights Agreement”), dated as of December 20, 1994, by and between the Registrant and The First National Bank of Boston, as Rights Agent.

The Fifth Amendment was entered into by and between the Registrant and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A. and successor rights agent to Fleet National Bank), the current Rights Agent under the Rights Agreement, to clarify that (x) Murata Manufacturing Co., Ltd. (“Murata”), Murata Electronics North America, Inc. (“MENA”), Ryder Acquisition Company, Limited, a Delaware corporation (“Merger Sub”) and their Affiliates or Associates (as such terms are defined in the Rights Agreement) shall not be deemed an Acquiring Person under the Rights Agreement, (y) neither a Distribution Date nor a Shares Acquisition Date (as such terms are defined in the Rights Agreement) shall be deemed to occur and (z) neither Murata, MENA, Merger Sub nor any of their Affiliates or Associates shall be deemed to be a Beneficial Owner (as such term is defined in the Rights Agreement) of, or to own, any common stock or other securities of the Registrant or any of its subsidiaries, in each case, by the approval, execution, delivery or performance of the Agreement and Plan of Merger, dated as of April 12, 2012, including any amendment or supplement thereto (the “Merger Agreement”) among MENA, Merger Sub and the Registrant, including consummation of the merger and other transactions contemplated by the Merger Agreement (the “Exempted Transactions”). In addition, the Fifth Amendment provides that in no event shall the Exempted Transactions entitle or permit the holders of the Rights to exercise the Rights under the Rights Agreement and that the Rights will not separate from the shares of common stock of the Registrant as a result of the Exempted Transactions. Moreover, the Fifth Amendment provides that, once exercisable, the Rights can be exercised until the earlier of (i) December 20, 2014 or (ii) immediately prior to the Effective Time (as defined in the Merger Agreement). Item 1 of the Original Form 8-A and the description of the Preferred Share Purchase Rights incorporated therein, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, are hereby amended to reflect the Fifth Amendment.

Item 2.	Exhibits

Exhibit No.	Description
4.1	Specimen Right Certificate (1)

4.2	Rights Agreement, dated as of December 20, 1994, between Registrant and The First National Bank of Boston, with exhibits (1)

4.3	First Amendment to Rights Agreement, dated as of August 14, 1996, between Registrant and Fleet National Bank (2)

4.4	Second Amendment to Rights Agreement, dated as of December 11, 2000, between Registrant and Fleet National Bank (3)

Exhibit No.	Description
4.5	Third Amendment to Rights Agreement, dated as of December 17, 2004, between Registrant and EquiServe Trust Company, N.A. (successor rights agent to Fleet National Bank) (4)

4.6	Fourth Amendment to Rights Agreement, dated as of November 10, 2009, between Registrant and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A. and successor rights agent to Fleet National Bank) (5)

4.7	Fifth Amendment to Rights Agreement, dated as of April 12, 2012, between Registrant and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A. and successor rights agent to Fleet National Bank) (6)

(1)	Previously filed as an exhibit to the Form 8-K filed December 29, 1994, and incorporated herein by reference.

(2)	Previously filed as an exhibit to the Form 8-K filed December 19, 1996, and incorporated herein by reference.

(3)	Previously filed as an exhibit to Amendment No. 1 on Form 8-A/A filed January 12, 2001, and incorporated herein by reference.

(4)	Previously filed as an exhibit to Amendment No. 2 on Form 8-A/A filed December 17, 2004, and incorporated herein by reference.

(5)	Previously filed as an exhibit to the Form 8-K filed November 12, 2009, and incorporated herein by reference.

(6)	Previously filed as an exhibit to Form 8-K filed April 13, 2012, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF MONOLITHICS, INC.

Date: April 13, 2012	By:	/s/ Harley E Barnes III
	Name:	Harley E Barnes III
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Specimen Right Certificate (1)

4.2	Rights Agreement, dated as of December 20, 1994, between Registrant and The First National Bank of Boston, with exhibits (1)

4.3	First Amendment to Rights Agreement, dated as of August 14, 1996, between Registrant and Fleet National Bank (2)

4.4	Second Amendment to Rights Agreement, dated as of December 11, 2000, between Registrant and Fleet National Bank (3)

4.5	Third Amendment to Rights Agreement, dated as of December 17, 2004, between Registrant and EquiServe Trust Company, N.A. (successor rights agent to Fleet National Bank) (4)

4.6	Fourth Amendment to Rights Agreement, dated as of November 10, 2009, between Registrant and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A. and successor rights agent to Fleet National Bank) (5)

4.7	Fifth Amendment to Rights Agreement, dated as of April 12, 2012, between Registrant and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A. and successor rights agent to Fleet National Bank) (6)

(1)	Previously filed as an exhibit to the Form 8-K filed December 29, 1994, and incorporated herein by reference.

(2)	Previously filed as an exhibit to the Form 8-K filed December 19, 1996, and incorporated herein by reference.

(3)	Previously filed as an exhibit to Amendment No. 1 on Form 8-A/A filed January 12, 2001, and incorporated herein by reference.

(4)	Previously filed as an exhibit to Amendment No. 2 on Form 8-A/A filed December 17, 2004, and incorporated herein by reference.

(5)	Previously filed as an exhibit to the Form 8-K filed November 12, 2009, and incorporated herein by reference.

(6)	Previously filed as an exhibit to Form 8-K filed April 13, 2012, and incorporated herein by reference.